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                                                                    EXHIBIT 99.1


         ASYST TECHNOLOGIES NAMES STEPHEN S. SCHWARTZ AS PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER

FREMONT, CALIF.-AUGUST 2, 2002-Dr. Mihir Parikh, founder and chairman of Asyst Technologies, Inc., (Nasdaq: ASYT), today announced that Asyst's board of directors has named Stephen S. Schwartz, 42, as president, chief executive officer, and a member of the board of directors. Dr. Parikh, who founded the company in 1984 and has served as CEO and chairman since 1992, will remain as chairman of the board of directors.

"Steve Schwartz has distinguished himself during his 17-years in the industry and in his tenure at Asyst as an exceptional leader and manager," said Dr. Parikh. "He was the chief architect of the company's transition to a market-focused business model and its recent restructuring to consolidate facilities and products, all of which have positioned the company better than at any time in our history. We are delighted that Steve has accepted this expanded role."

Steve Schwartz joined Asyst in January 2001 as senior vice president and was promoted to executive vice president in October 2001. He joined Asyst after a 14-year career at Applied Materials, Inc., most recently as president of its Consilium Division. Earlier, he led the company's service unit and its high temperature films product division. Schwartz holds a Ph.D. in electrical engineering from Purdue University and an MBA, concentration in marketing and finance, from the University of Chicago.

Mr. Schwartz said, "Asyst is extremely well positioned for the future opportunity in semiconductor manufacturing automation. We have the strongest market position in our core technologies of tool front-end automation, as well as exciting new opportunities in automated material handling, both with our own technology and with unique industry partnerships such as Asyst-Shinko. Our customer list is the strongest in the sector, we have a solid financial condition, and an excellent management team and board. This is a great opportunity, and I'm looking forward to working with Mihir, the Asyst team and the board of directors to build on what Mihir has already done to take Asyst to the next level of market success and profitable growth."

CONFERENCE CALL DETAILS

The company will be holding a conference call to discuss the appointment of Steven Schwartz as President and CEO. A live webcast of the conference call will take place today at 8:30 a.m. Eastern Time.

The webcast will be publicly available at the following URL:
http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=ASYT&script=
1010&item_id=651565

A replay of the Webcast may be accessed via the same address. In addition, a standard telephone instant replay of the conference call is available by dialing
(303) 590-3000, followed by the passcode 491619. The audio instant replay is available from August 2nd at 10:30 a.m. Eastern Time through August 16th at 7:30 p.m. Eastern Time.


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ABOUT ASYST

Asyst Technologies, Inc. is a leading provider of integrated automation systems for the semiconductor manufacturing industry, which enable semiconductor manufacturers to increase their manufacturing productivity and protect their investment in silicon wafers during the manufacture of integrated circuits, or ICs. Encompassing isolation systems, work-in-process materials management, substrate-handling robotics, automated transport and loading systems, and connectivity automation software, Asyst's modular, interoperable solutions allow chipmakers and original equipment manufacturers, or OEMs, to select and employ the value-assured, hands-off manufacturing capabilities that best suit their needs. Asyst's homepage is http://www.asyst.com

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995
Except for statements of historical fact, the statements in this press release are forward-looking. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include, but are not limited to: the volatility of semiconductor industry cycles, failure to respond to rapid demand shifts, dependence on a few significant customers, the transition of the industry from 200mm wafers to 300mm wafers, risks associated with the acceptance of new products and product capabilities, including our Plus Portal systems, competition in the semiconductor equipment industry, failure to efficiently integrate acquired companies, failure to retain employees, and other factors more fully detailed in the Company's annual report on Form 10-K for the year ended March 31, 2001 and quarterly report on Form 10-Q for the quarter ended Dec. 31, 2001, filed with the Securities and Exchange Commission.

CONTACT:
Laura Guerrant
Guerrant Associates
(808) 882-1467
lguerrant@guerrantir.com

Investor Contact
John Swenson
Asyst Technologies, Inc.
(510) 661-5000
(510) 661-5166 (fax)
jswenson@asyst.com